T.Rowe Price Active Crypto ETF S-1A

Exhibit 10.8

FEE WAIVER AGREEMENT

THIS FEE WAIVER AGREEMENT (this “Agreement”) is entered into between T. Rowe Price Active Crypto ETF, a Delaware statutory trust (the “Fund”), and T. Rowe Price Sponsor LLC, a Delaware limited liability company, in its capacity as sponsor of the Fund (the “Sponsor”), as of March 20, 2026.

RECITALS

WHEREAS, the Sponsor serves as sponsor of the Fund pursuant to the Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”) and a Sponsor Agreement between the Fund and the Sponsor dated September 16, 2025 (the “Sponsor Agreement”);

WHEREAS, pursuant to the Trust Agreement and Sponsor Agreement, the Sponsor is entitled to receive a management fee equal to 0.90% per annum of the Fund’s net asset value (the “Management Fee”);

WHEREAS, the Sponsor desires to waive a portion of the Management Fee on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions

●          “Business Day” has the meaning set forth in the Trust Agreement.

●          “Shareholder” means a holder of Shares of the Fund.

●          “Management Fee” means the management fee payable to the Sponsor pursuant to the Trust Agreement and Sponsor Agreement.

●          “Waiver Period” means the period beginning on the date the Fund first issues Shares following the effectiveness of the registration statement registering such Shares under the 1933 Act and ending on May 31, 2027, unless extended by the Sponsor pursuant to Section 3.

Section 2. Partial Waiver of Management Fee

During the Waiver Period, the Sponsor hereby irrevocably waives 15 basis points (0.15%) per annum of the Management Fee. Accordingly, during the Waiver Period, the net Management Fee payable by the Fund shall be 75 basis points (0.75%) per annum of the Fund’s net asset value.

No portion of the Management Fee waived pursuant to this Agreement shall be payable by the Fund, and the Sponsor shall have no right to recoup or recover any waived amounts following the expiration or termination of the Waiver Period.

Section 3. Term; Extension; Disclosure

This Agreement shall remain in effect for the duration of the Waiver Period and shall automatically terminate upon the expiration thereof, unless extended by the Sponsor in its sole discretion.

Any extension of the Waiver Period shall be disclosed in a manner consistent with the Fund’s disclosure requirements, including through one or more of the following, as determined by the Sponsor:
(i) the Fund’s website, (ii) a prospectus supplement, and/or (iii) a current report on Form 8-K.

Section 4. Entire Agreement; Amendments

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral, relating thereto. This Agreement may be amended only by a written instrument executed by both the Fund and the Sponsor. No assignment of this Agreement shall be effective without the prior written consent of the other party.

Section 5. Governing Law; Miscellaneous

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws; provided, that nothing herein shall be construed in a manner inconsistent with the federal securities laws, including the 1933 Act and the Securities Exchange Act of 1934, as amended.

If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect. Headings are for convenience only and shall not affect interpretation. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

T. Rowe Price Sponsor LLC, as Sponsor

/s/ Francine Rosenberger

Name: Francine Rosenberger

Title: Vice President and Secretary